Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of AcelRx Pharmaceuticals, Inc. of our report dated March 23, 2012, with respect to the financial statements of AcelRx Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 23, 2012